Exhibit 10.1

THIRD AMENDMENT AND LIMITED WAIVER TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDMENT AND LIMITED WAIVER TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Third Amendment”) is dated as of September 11, 2018, by and among ACETO CORPORATION, a New York corporation (the “Borrower”), certain other Loan Parties party hereto (the “Guarantors”), the Lenders party hereto (the “Consenting Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders party to the Credit Agreement (in such capacity, the “Administrative Agent”).

Statement of Purpose

The Borrower, the Guarantors, the lenders party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of December 21, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended a term loan and a revolving credit facility to the Borrower.

The Borrower has requested, and subject to the terms and conditions set forth herein, the Administrative Agent and the Consenting Lenders have agreed, to certain amendments and waivers to the Credit Agreement as specifically set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.                   Capitalized Terms. All capitalized undefined terms used in this Third Amendment (including, without limitation, in the introductory paragraph and the Statement of Purpose hereto) shall have the meanings assigned thereto in the Credit Agreement (as amended by this Third Amendment).

2.                   Limited Waiver. Pursuant to Section 9.02(b) of the Credit Agreement and on the effectiveness of this Third Amendment, each Consenting Lender hereto hereby waives any Default or Event of Default arising under Article VII(b) of the Credit Agreement as a result of the non-compliance by the Borrower with Sections 6.12(a) (Maximum Total Leverage Ratio), 6.12(b) (Maximum Senior Secured Net Leverage Ratio) and 6.12(c) (Minimum Debt Service Coverage Ratio) of the Credit Agreement, in each case, solely for the fiscal quarters ending June 30, 2018, September 30, 2018, December 31, 2018, March 31, 2019 and June 30, 2019.

3.                   Amendments to Credit Agreement. Subject to and in accordance with the terms and conditions set forth herein, the parties hereto agree that the Credit Agreement is amended as follows:

(a)                Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:

“Book Cash” shall mean the amount on deposit in bank accounts maintained by the Borrower and its subsidiaries on any date of determination less (i) all checks that have been written or otherwise distributed but not yet cashed as of such date of determination and (ii) all automated clearing house transfers that have been initiated by the depository bank and not funded by the Borrower and its subsidiaries, provided, that the amount of such cash shall have been reconciled to the books and records (including bank statements) of the Borrower and its subsidiaries in a manner reasonably acceptable to the Administrative Agent.

“Covenant Liquidity” means the sum of Liquidity and the undrawn portion of the Revolving Commitments.

“Covenant Liquidity Amount” has the meaning given to such term in Section 6.12(d).

“Third Amendment Effective Date” means September 11, 2018.

(b)                Section 1.01 (Defined Terms) of the Credit Agreement is hereby further amended by deleting the terms “Domestic Liquidity”, “Foreign Liquidity” and “Limitation Period” in their entirety and substituting the following in lieu thereof:

“Domestic Liquidity” means, as of any date of determination, the dollar amount of unrestricted and unencumbered (other than the Liens of the Lenders and any customary liens of depositary banks) Book Cash and Eligible Investments maintained by the Borrower and its subsidiaries in the U.S., as of such date (excluding the proceeds of any Indebtedness, including, without limitation, any Incremental Facilities, incurred or made concurrently with the determination of the Senior Secured Net Leverage Ratio or the Total Net Leverage Ratio, as applicable).

“Foreign Liquidity” means, as of any date of determination, the dollar amount of unrestricted and unencumbered Book Cash and Eligible Investments (other than customary liens of depositary banks) maintained by the Borrower and its subsidiaries outside of the U.S. (excluding the proceeds of any Indebtedness, including, without limitation, Incremental Facilities, incurred or made concurrently with the determination of the Senior Secured Net Leverage Ratio or the Total Net Leverage Ratio, as applicable) less the applicable combined federal and state marginal income tax due or payable (taking into account the federal deduction for state income taxes and any and all tax credits) that would be imposed on the Borrower or applicable subsidiary in the case of, and with respect to, the actual repatriation of such cash and cash equivalents to the U.S., in each case as of such date taking into account any previously taxed income and tax attributes of the Borrower and its subsidiaries.

“Limitation Period” means the period commencing on the Second Amendment Effective Date and ending on the date the Borrower demonstrates compliance with each financial covenant set forth in Section 6.12 for the fiscal quarter ending September 30, 2019; provided that if the Borrower is not in compliance with any of the financial covenants set forth in Section 6.12 for the fiscal quarter ending September 30, 2019, then the Limitation Period shall continue indefinitely.

(c)                Section 1.01 (Defined Terms) of the Credit Agreement is hereby further amended by deleting the chart in the definition of “Applicable Rate” in its entirety and substituting the following in lieu thereof:

	Senior Secured Net Leverage Ratio:	Eurodollar Spread	ABR Spread	Commitment Fee Rate
Category 1:	< 1.50 to 1.00	6.00%	5.00%	0.25%
Category 2:	≥ 1.50 to 1.00 but < 2.00 to 1.00	6.25%	5.25%	0.30%
Category 3:	≥ 2.00 to 1.00 but < 2.50 to 1.00	6.50%	5.50%	0.35%
Category 4:	≥ 2.50 to 1.00 but < 3.00 to 1.00	6.75%	5.75%	0.375%
Category 5:	≥ 3.00 to 1.00	7.00%	6.00%	0.40%

(d)                Section 2.12 (Fees) of the Credit Agreement is hereby amended by changing clause “(e)” to “(f)” and adding the following clause “(e)” thereto immediately following clause “(d)” as follows:

“(e) The Borrower agrees to pay to the Administrative Agent, for the ratable benefit of the Lenders, (i) a waiver fee in an amount equal to 2.00% of the Aggregate Credit Exposure on April 30, 2019, which shall be due and payable in cash on April 30, 2019 if the Obligations have not been previously paid in full and (ii) a waiver fee in an amount equal to 2.00% of the Aggregate Credit Exposure on June 30, 2019, which shall be due and payable in cash on June 30, 2019 if the Obligations have not been previously paid in full.”

(e)                Article III (Representations and Warranties) of the Credit Agreement is hereby amended by adding the following Section 3.23 thereto immediately following Section 3.22 with the heading “Foreign Subsidiaries” which states:

“Foreign Subsidiaries. None of Aceto (Shanghai Ltd.), Aceto Ltd. or the Foreign Subsidiaries of Aceto Ltd. are liable for any material Indebtedness other than (a) Indebtedness owing to Deutsche Bank (in an amount not to exceed 14,000,000 Euros), (b) intercompany Indebtedness by and among one or more Foreign Subsidiaries, (c) intercompany Indebtedness owed by a Foreign Subsidiary to a Loan Party (in an amount not to exceed $1,000,000 (or the foreign equivalent thereof) in excess of any amounts outstanding as of the Third Amendment Effective Date) and (d) trade payables incurred in the ordinary course of business.”

(f)                 Article V (Affirmative Covenants) of the Credit Agreement is hereby amended so that, without modifying the provisions of that certain Second Amendment and Waiver to the Second Amended and Restated Credit Agreement, dated May 3, 2018 (the “Second Amendment”), Sections 5(a), 5(b), 5(c), and 5(d) of the Second Amendment shall be deemed to amend the Credit Agreement by adding Section 5.11 thereto captioned “Second Amendment Agreements” and adding the foregoing thereto as Sections 5.11(a), 5.11(b), 5.11(c) and 5.11(d), respectively.

(g)                Article V (Affirmative Covenants) of the Credit Agreement is hereby further amended by adding the following Section 5.12 thereto with the heading “Third Amendment Agreements” and the following clauses:

“(a) During the Limitation Period, the Borrower shall at all times continue to retain PJT Partners to assist in development and execution with respect to the strategic process.

(b)       During the Limitation Period, the Borrower shall participate in periodic conference calls with the Borrower, PJT Partners, the Administrative Agent, the Lenders and their advisors (subject to any applicable privilege requirements), as requested by the Administrative Agent, not to exceed bi-weekly, to answer questions, provide updates and deliver copies of such materials as may be reasonably requested by the Administrative Agent, including any “teaser” letters and confidential information memoranda delivered to potential transaction parties, and such other material reports and written materials as may be provided to the Borrower’s Board of Directors (subject to redaction to preserve any applicable privilege or, as customary is for transactions of this type, to protect any sensitive information), relating to the strategic process.

(c)       The Borrower shall execute and deliver to the Administrative Agent a perfection certificate with respect to the Borrower and its Subsidiaries, in form and detail acceptable to the Administrative Agent, within 30 days of the Third Amendment Effective Date.

(d)       The Borrower shall use commercially reasonable efforts to complete, within 30 days of the Third Amendment Effective Date, all actions necessary to provide the Administrative Agent for the benefit of the Secured Parties, as the Administrative Agent may elect in its sole discretion, a perfected mortgage in all domestic fee owned real property of the Borrower and its Subsidiaries with a fair market value (in excess of any mortgage) of more than $10,000,000.

(e)       The Borrower shall use commercially reasonable efforts to complete, within 60 days of the Third Amendment Effective Date, an amendment to the Subordinated Debt (as defined in the Seller Subordination Agreement), on terms and conditions acceptable to the Administrative Agent, deferring the payment of scheduled interest during the Limitation Period; provided that the failure to complete such an amendment shall not result in an Event of Default.

(f)       During the Limitation Period, the Borrower shall deliver to Administrative Agent monthly unaudited “flash” results of operations not later than thirty (30) days after the end of each fiscal month, including the last fiscal month of each fiscal quarter; provided that with respect to the last month of each fiscal quarter, such unaudited “flash” results shall be delivered no later than forty-five (45) days after the end of such fiscal month.”

(h)                Section 6.06 (Loans; Investments and Acquisitions) of the Credit Agreement is hereby amended be deleting clause (d) in its entirety and substituting the following in lieu thereof:

“(d) investments, loans or advances made on or after the Effective Date by the Loan Parties in Subsidiaries that are not Loan Parties in an aggregate amount not to exceed $1,000,000 (or the foreign equivalent thereof) at any time outstanding in excess of any amounts outstanding as of the Third Amendment Effective Date;”

(i)                 Section 6.06 (Loans; Investments and Acquisitions) of the Credit Agreement is hereby further amended by adding the following clause (l) thereto immediately following clause (k) as follows:

“(l) the purchases of assets during the fiscal year 2019 for aggregate consideration not in excess of $12,300,000 consisting of (i) intangible assets relating to strategic product acquisitions relating to the Rising Pharmaceuticals business and data compensation expenses relating to Environmental Protection Agency approval with respect to the Agricultural Protection Products business and (ii) Capital Expenditures relating to information technology for development, serialization, warehouse automation, corporate equipment and hardware.”

(j)                 Section 6.12 (Financial Covenants) of the Credit Agreement is hereby amended by adding the following clause (d) thereto immediately following clause (c) as follows:

“(d) Covenant Liquidity. During the Limitation Period, the Borrower shall not permit Covenant Liquidity to be less than $55,000,000 (the “Covenant Liquidity Amount”) as of the last Business Day of each week following the Third Amendment Effective Date; provided that, notwithstanding the provisions of clause (b) of Article VII (Events of Default), an Event of Default shall only occur under this Section 6.12(d) if Covenant Liquidity is less than the Covenant Liquidity Amount as of the last Business Day of two consecutive weeks. On each Thursday, the Borrower shall furnish to the Administrative Agent for distribution to the Lenders a report for the week ending the previous Friday, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the consolidating calculation of Covenant Liquidity and a Compliance Certificate with respect thereto. For the avoidance of doubt, any Borrowing or issuance, amendment, renewal or extension of any Letter of Credit, on or after the Third Amendment Effective Date, shall not be permitted without the prior written consent of the Required Lenders.”

(k)                Section 6.14 (Restricted Payments) of the Credit Agreement is hereby amended and by deleting clause (a)(i) in its entirety and substituting the following in lieu thereof:

“(a)(i) at any time prior to the termination of the Limitation Period, if no Default or Event of Default has occurred and is continuing or would arise after giving effect (including giving effect on a pro forma basis) thereto, the Borrower may, solely for the fiscal quarters ending on or about June 30, 2018, September 30, 2018, December 31, 2018, March 31 2019 and June 30, 2019, make dividends and distributions to its shareholders which have been approved by the Board of Directors of the Borrower, consistent with past practices of the Borrower prior to the Third Amendment Effective Date, of up to $0.01 per share (but not to exceed $325,000 in the aggregate for any single fiscal quarter) and (ii) at any time after the termination of the Limitation Period, if (A) no Default or Event of Default has occurred and is continuing or would arise after giving effect (including giving effect on a pro forma basis) thereto, and (B) at the time of and immediately after giving effect (including giving effect on a pro forma basis) thereto the Borrower is in compliance with the financial covenants set forth in Section 6.12, the Borrower may make quarterly dividends and distributions to its shareholders which have been approved by the Board of Directors of the Borrower, consistent with past practices of the Borrower prior to the Effective Date;”

(l)                 Section 9.01 (Notices) of the Credit Agreement is hereby amended by deleting clause (a) in its entirety and substituting in lieu thereof the following:

“(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email as follows:

(i)                 if to the Borrower, to it at 4 Tri Harbor Court, Port Washington, New York 11050, Attention of Steven S. Rogers, Chief Legal Officer (Telecopy No. (201) 961-1234; Telephone No. (201) 961-1606; Email srogers@aceto.com);

(ii)               if to the Administrative Agent or to Wells Fargo Bank, National Association, in its capacity as an Issuing Bank or Swingline Lender, to Wells Fargo Bank, National Association, MAC D1109-019, 1525 West W.T. Harris Blvd., Charlotte, North Carolina 28262, Attention: Syndication Agency Services; and

(iii)             if to any other Lender or Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.”

4.                   Advisors and Other Professionals. By their execution hereof, the Borrower and each Guarantor hereby expressly (a) consents to the Administrative Agent’s hiring of any advisors and other professionals in connection with this Third Amendment and/or the Loan Documents, including without limitation FTI Consulting, Inc. and (b) agrees that the reasonable fees and out-of-pocket expenses of any such advisors and other professionals hired by the Administrative Agent shall be paid by the Borrower pursuant to Section 9.03 of the Credit Agreement.

5.                   Conditions to Effectiveness. The effectiveness of this Third Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a)                the Administrative Agent’s receipt of this Third Amendment duly executed by each Loan Party, the Administrative Agent and the Consenting Lenders constituting Required Lenders;

(b)                no Default or Event of Default shall have occurred and be continuing immediately prior to or after giving effect to this Third Amendment other than as expressly waived hereunder;

(c)                the Administrative Agent’s receipt of an updated secretary’s certificate with authorizing resolutions and incumbency certificate for each Loan Party;

(d)                the Borrower shall have paid to the Administrative Agent, for the ratable benefit of each Consenting Lender that provides its duly executed signature page to this Third Amendment to the Administrative Agent on or before September 10, 2018 at Noon (Eastern Time), or such later date or time as the Administrative Agent may (prior to the announced occurrence of the effectiveness of this Third Amendment) determine in its sole discretion (which shall, for the avoidance of doubt, be no later than 10:00 p.m. (Eastern Time) on September 10, 2018), a consent fee equal to 0.25% of the Aggregate Credit Exposure of such Consenting Lenders; and

(e)                the Borrower shall have paid all expenses in connection with this Third Amendment, including without limitation, the reasonable fees and expenses of FTI Consulting Inc., as financial advisor to the Administrative Agent, and McGuireWoods LLP, as legal counsel for the Administrative Agent, for which summary invoices have been delivered to the Borrower (without waiver of any privilege or confidentiality).

For purposes of determining compliance with the conditions specified in this Section, each Consenting Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Consenting Lender prior to the effectiveness of this Third Amendment specifying its objection thereto.

6.                   Further Assurances. Each Loan Party agrees to, to the extent required by the Loan Documents, make, execute and deliver all such additional and further acts, things, deeds, instruments and documents as the Administrative Agent may reasonably require for the purposes of implementing or effectuating the provisions of this Third Amendment and the other Loan Documents.

7.                   Limited Effect. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. This Third Amendment shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document other than as expressly set forth herein, (b) to prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or modified from time to time, or (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower, any of its Subsidiaries or any other Person with respect to any other waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, “hereof” or other words of like import) and in any Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as modified hereby.

8.                   Representations and Warranties. The Borrower and each Guarantor represents and warrants that (a) it has the corporate or other equivalent power and authority to make, deliver and perform this Third Amendment, (b) it has taken all necessary corporate or other equivalent action to authorize the execution, delivery and performance of this Third Amendment, (c) this Third Amendment has been duly executed and delivered on behalf of such Person, (d) this Third Amendment constitutes a legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), (e) each of the representations and warranties made by such Loan Party in or pursuant to the Loan Documents is true and correct in all material respects (except to the extent that such representation and warranty is subject to a materiality or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects), in each case on and as of the date hereof as if made on and as of the date hereof, except to the extent that such representations and warranties relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date, and (f) no Default or Event of Default has occurred and is continuing as of the date hereof or would result after giving effect to this Third Amendment and the transactions contemplated hereby.

9.                   Acknowledgement and Reaffirmation. By their execution hereof, the Borrower and each Guarantor hereby expressly (a) consents to this Third Amendment, (b) acknowledges that the covenants, representations, warranties and other obligations set forth in the Credit Agreement and the other Loan Documents to which the Borrower or such Guarantor is a party remain in full force and effect (it being understood and agreed that to the extent any such covenants, representations, warranties or other obligations are expressly modified herein, such covenants, representations, warranties or obligations shall continue in full force and effect as expressly modified herein), (c) ratifies and reaffirms any guarantee and grant of security interests and Liens on any of their respective Collateral pursuant to any Loan Document as security for or otherwise guaranteeing the Obligations under or with respect to the Loan Documents and confirm and agree that such security interests and Liens are in all respects continuing and in full force and effect and shall continue to secure all of the Obligations under the Loan Documents (after giving effect to this Third Amendment), and (d) ratifies and reaffirms the First Amendment to Second Amended and Restated Credit Agreement, dated December 13, 2017, and the Second Amendment and Waiver to Second Amended and Restated Credit Agreement, dated May 3, 2018.

10.               Costs and Expenses. The Borrower agrees to pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration of this Third Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent.

11.               Execution in Counterparts. This Third Amendment may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Third Amendment by facsimile, telecopy, pdf or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

12.               Governing Law. This Third Amendment and the rights and obligations of the parties under this Third Amendment shall be governed by, and construed in accordance with, the law of the State of New York, without reference to the conflicts or choice of law principles thereof.

13.               Entire Agreement. This Third Amendment is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter. This Third Amendment is a Loan Document and is subject to the terms and conditions of the Credit Agreement.

14.               Successors and Assigns. This Third Amendment shall be binding on and inure to the benefit of the parties and their heirs, beneficiaries, successors and permitted assigns.

15.               Release.  The Borrower, on behalf of itself and its Subsidiaries, successors, assigns and other legal representatives, hereby releases, waives, and forever relinquishes all claims, demands, obligations, liabilities and causes of action of whatever kind or nature (collectively, the “Claims”), whether known or unknown, which any of them have, may have, or might assert at the time of the execution of this Third Amendment or in the future against the Administrative Agent, the Lenders and/or their respective present and former parents, affiliates, participants, officers, directors, employees, agents, attorneys, accountants, consultants, successors and assigns (each a “Releasee”), directly or indirectly, which occurred, existed, were taken, permitted or begun from the beginning of time through the date hereof, arising out of, based upon, or in any manner connected with (a) the Loan Documents and/or the administration thereof or the Obligations created thereby, (b) any discussions, commitments, negotiations, conversations or communications with respect to the refinancing, restructuring or collection of any of the Obligations, or (c) any matter related to the foregoing; provided that (i) the foregoing shall not release Claims arising following the date hereof, and (ii) such release shall not be available to any Releasee to the extent that such Claims are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Releasee.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed under seal by their duly authorized officers, all as of the day and year first written above.

LOAN PARTIES:

ACETO CORPORATION, as Borrower

By:	/s/ Rebecca A. Roof
Name:	Rebecca A. Roof
Title:	Chief Financial Officer

ACETO AGRICULTURAL CHEMICALS CORPORATION, as Guarantor

By:	/s/ Rebecca A. Roof
Name:	Rebecca A. Roof
Title:	Chief Financial Officer

PACK PHARMACEUTICALS, LLC, as Guarantor

By:	/s/ Rebecca A. Roof
Name:	Rebecca A. Roof
Title:	Chief Financial Officer

RISING PHARMACEUTICALS, INC., as Guarantor

By:	/s/ Rebecca A. Roof
Name:	Rebecca A. Roof
Title:	Chief Financial Officer

RISING HEALTH, LLC, as Guarantor

By:	/s/ Rebecca A. Roof
Name:	Rebecca A. Roof
Title:	Chief Financial Officer

Aceto Corporation

Third Amendment and Limited Waiver to Second Amended and Restated Credit Agreement

Signature Page

Administrative Agent and Lenders:

WELLS FARGO BANK, NATIONAL ASSOCIATION, individually as a Lender, and as Administrative Agent, Swingline Lender and an Issuing Bank

By:	/s/ Reginald T. Dawson
Name:	Reginald T. Dawson
Title:	Senior Vice President

Aceto Corporation

Third Amendment and Limited Waiver to Second Amended and Restated Credit Agreement

Signature Page

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Nicholas J. Watts
Name:	Nicholas J. Watts
Title:	Authorized Officer

Aceto Corporation

Third Amendment and Limited Waiver to Second Amended and Restated Credit Agreement

Signature Page

CITIBANK, N.A., as a Lender

By:	/s/ Stuart N. Berman
Name:	Stuart N. Berman
Title:	Authorized Signatory

Aceto Corporation

Third Amendment and Limited Waiver to Second Amended and Restated Credit Agreement

Signature Page

TD BANK, N.A., as a Lender

By:	/s/ Katherine Brunelle
Name:	Katherine Brunelle
Title:	Vice President

Aceto Corporation

Third Amendment and Limited Waiver to Second Amended and Restated Credit Agreement

Signature Page

CITIZENS BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Michael Flynn
Name:	Michael Flynn
Title:	Senior Vice President

Aceto Corporation

Third Amendment and Limited Waiver to Second Amended and Restated Credit Agreement

Signature Page

SANTANDER BANK, N.A., as a Lender

By:	/s/ Kristen Burke
Name:	Kristen Burke
Title:	Senior Vice President

Aceto Corporation

Third Amendment and Limited Waiver to Second Amended and Restated Credit Agreement

Signature Page

BANK LEUMI USA, as a Lender

By:	/s/ Douglas J. Meyer
Name:	Douglas J. Meyer
Title:	Senior Vice President

By:	/s/ Michael Zelazny
Name:	Michael Zelazny
Title:	Assistant Treasurer

Aceto Corporation

Third Amendment and Limited Waiver to Second Amended and Restated Credit Agreement

Signature Page

BMO HARRIS BANK, N.A., as a Lender

By:	/s/ Sue R. Blazis
Name:	Sue R. Blazis
Title:	Managing Director

Aceto Corporation

Third Amendment and Limited Waiver to Second Amended and Restated Credit Agreement

Signature Page

BANKUNITED, N.A., as a Lender

By:	/s/ Monica Antongeorgi
Name:	Monica Antongeorgi
Title:	SVP

Aceto Corporation

Third Amendment and Limited Waiver to Second Amended and Restated Credit Agreement

Signature Page

HSBC BANK USA, NATIONAL ASSOCIATION,as a Lender

By:	/s/ Temesgen Haile
Name:	Temesgen Haile
Title:	Vice President

Aceto Corporation

Third Amendment and Limited Waiver to Second Amended and Restated Credit Agreement

Signature Page